Exhibit 10.9

RESTRICTED STOCK UNIT GRANT NOTICE

THE WE COMPANY

2019 OMNIBUS INCENTIVE PLAN

The We Company (the “Company”) hereby grants to the Grantee, as of the Grant Date, the number of restricted stock units (“RSUs”) each as indicated below under The We Company 2019 Omnibus Incentive Plan, as amended from time to time (the “Plan”). Capitalized terms not otherwise defined herein will have the meanings set forth in the Plan or the attached Restricted Stock Unit Award Agreement (the “Award Agreement”).

Grantee:

Grant Date:

Number of RSUs:

Vesting Commencement Date:	[Month Day, Year – to be one of January 15, April 15, July 15 or October 15]

Vesting Schedule:

Settlement	Subject to the terms and conditions of the Award Agreement, each share of Class A common stock of the Company (“Share”) underlying a vested RSU shall be issued to the Grantee within 10 business days following the applicable vesting date.

Additional Terms & Acknowledgement:	The Grantee and the Company agree that the RSUs are granted under and governed by this Grant Notice and by the provisions of the Plan and the Award Agreement. The Plan and the Award Agreement are incorporated herein by reference. The Grantee acknowledges receipt of a copy of this Grant Notice, the Plan and the Award Agreement, represents that the Grantee has carefully read and is familiar with their provisions, and hereby accepts the RSUs subject to all of their respective terms and conditions. Notwithstanding anything in the prior sentence, if the Grantee has not actively accepted the RSUs within 3 months of the Grant Date, the Grantee is deemed to have accepted the RSUs, subject to all of the terms and conditions in this Grant Notice, the Plan and the Award Agreement.

This Grant Notice may be executed and delivered electronically whether via the Company’s intranet or the Internet site of a third party or via email or any other means of electronic delivery specified by the Company. By the Grantee’s acceptance hereof (whether written, electronic or otherwise), the Grantee agrees, to the fullest extent permitted by law, that in lieu of receiving documents in paper format, the Grantee accepts the electronic delivery of any documents that the Company (or any third party the Company may designate), may deliver in connection with this grant (including the Plan, this Grant Notice, the Award Agreement, account statements, or other communications or information) whether via the Company’s intranet or the Internet site of such third party or via email or such other means of electronic delivery specified by the Company.

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THE WE COMPANY

By
Name:
Title:
Date:

GRANTEE

Signature
Name:
Date:

RESTRICTED STOCK UNIT AWARD AGREEMENT

THE WE COMPANY

2019 OMNIBUS INCENTIVE PLAN

This Award Agreement (this “RSU Award Agreement”) is made by and between the Company and the Grantee. Capitalized terms not defined herein shall have the meaning ascribed to them in The We Company 2019 Omnibus Incentive Plan, as amended from time to time (the “Plan”) or the Restricted Stock Unit Grant Notice attached as the facing page(s) to this RSU Award Agreement (the “Grant Notice”), as applicable. References to this RSU Award Agreement shall also be deemed to include a reference to the Grant Notice, unless the context provides otherwise.

1. Grant of Restricted Stock Units. The Company hereby grants to the Grantee the number of restricted stock units (the “RSUs”) as set forth in the Grant Notice, subject to all of the terms and conditions of this RSU Award Agreement and the Plan.

2. Vesting. The RSUs will vest in accordance with the Vesting Schedule set forth in the Grant Notice.

3. Settlement. Each RSU granted hereunder shall represent the right to receive one (1) Share. Subject to Section 7 below, each Share underlying a vested RSU shall be issued to the Grantee within 10 business days following the applicable vesting date. The number of Shares deliverable hereunder upon each vesting date shall be rounded down to the nearest whole share (except in the case of the final vesting tranche).

4. Termination. Subject to Section 13 (Change in Control Provisions) of the Plan, in the event that the Grantee’s employment or other relationship with the Company terminates for any reason, any RSUs that have not vested as of such termination date will be immediately forfeited for no consideration without any requirement for further action. In the event that the Grantee’s employment or other relationship with the Company (i) terminates for Cause or (ii) terminates for a reason other than for “Cause” and the Company subsequently determines in good faith that either (a) the Grantee breached, at any time, any invention and non-disclosure agreement or non-competition and non-solicitation agreement with the Company or its Affiliates, as applicable, which breach (if curable) is not cured within 10 days written notice thereof or (b) a termination for “Cause” would have been warranted based on acts or omissions that occurred prior to termination but became known to the Company thereafter, all RSUs (including any vested RSUs that have not yet settled in Shares) will be immediately forfeited for no consideration without any requirement for further action, and, to the extent permitted by applicable law, the Grantee shall promptly repay to the Company any Shares issued to the Grantee in settlement of vested RSUs or, if such Shares have been sold by the Grantee, a cash amount equal to the Fair Market Value of such Shares on such termination date. For purposes of this Section 4, acts or omissions will be deemed known to the Company if the head of the Company’s Legal or Human Resources departments knew, or reasonably should have known, about such act or omission.

5. No Obligation to Employ. Nothing in the Plan or this RSU Award Agreement shall confer on the Grantee any right to continue in the employ of, or other relationship with, the Company or any Affiliate or Subsidiary of the Company, or limit in any way the right of the Company or any Affiliate or Subsidiary of the Company to terminate the Grantee’s employment or other relationship at any time, with or without Cause.

6. RSU Award Agreement Subject to Plan. This RSU Award Agreement is made pursuant to all of the provisions of the Plan, which is incorporated herein by reference, and is intended, and shall be interpreted in a manner, to comply therewith. In the event of any conflict between the provisions of this RSU Award Agreement and the provisions of the Plan, the provisions of the Plan shall govern.

7. Limitations on Issuance. The issuance and transfer of Shares pursuant to this RSU Award Agreement shall be subject to compliance by the Company and the Grantee with all applicable requirements of federal, state and foreign securities laws and with all applicable requirements of any stock exchange on which the Common Stock may be listed at the time of such issuance or transfer. The Shares issuable pursuant to this RSU Award Agreement may not be issued unless such issuance is in compliance with all applicable federal, state and foreign securities laws, as they are in effect on the date of issuance of such Shares.

8. Tax Withholding. Prior to the issuance of the Shares pursuant to Section 3 of this RSU Award Agreement, the Grantee must pay or provide for any applicable federal, state and local withholding obligations of the Company (the amount of which is referred to herein as the “withholding obligation”). If the Administrator permits, the Grantee may provide for payment of the withholding obligation upon issuance of the Shares by requesting that the Company retain the minimum number of Shares with a Fair Market Value equal to the amount of taxes required to be withheld (“share withholding”); or to arrange a mandatory “sell to cover” on the Grantee’s behalf (without further authorization); but in no event will the Company withhold Shares or “sell to cover” if such withholding would result in adverse accounting consequences to the Company. In case of share withholding or a sell to cover, the Company shall issue the net number of Shares to the Grantee by deducting the Shares retained from the Shares issuable pursuant to this RSU Award Agreement.

9. Issuance of Shares. The Company shall issue the Shares issuable pursuant to this RSU Award Agreement registered in the name of the Grantee, the Grantee’s authorized assignee, or the Grantee’s legal representative, and shall deliver certificates representing the Shares with the appropriate legends affixed thereto.

10. Section 409A Compliance. The intent of the parties is that payments and benefits under this RSU Award Agreement are intended to qualify under the short-term deferral exception to Section 409A of the Code, and accordingly, to the maximum extent permitted, this RSU Award Agreement shall be interpreted and administered in accordance with such intention. Notwithstanding anything contained herein to the contrary, the Grantee shall not be considered to have terminated employment with the Company for purposes of any payments under this RSU Award Agreement which are subject to Section 409A of the Code until the Grantee would be considered to have incurred a “separation from service” from the Company within the meaning of Section 409A of the Code. Each amount to be paid or benefit to be provided under this RSU

Award Agreement shall be construed as a separate identified payment for purposes of Section 409A of the Code. Without limiting the foregoing and notwithstanding anything contained herein to the contrary, if (a) the Grantee is a “specified employee” (within the meaning of Section 409A of the Code) at the time of the Grantee’s separation from service and (b) the amounts payable pursuant to this RSU Award Agreement within the six-month period immediately following the Grantee’s separation from service constitute “non-qualified deferred compensation” (within the meaning of Section 409A of the Code) that is subject to the six-month delay rule set forth in Treas. Reg. 1.409A-1(c)(3)(v), then to the extent required in order to avoid accelerated taxation and/or tax penalties under Section 409A of the Code, such amounts shall instead be paid on the first business day after the date that is six months following the Grantee’s separation from service (or, if earlier, the Grantee’s date of death). The Company makes no representation that any or all of the payments described in this RSU Award Agreement will be exempt from or comply with Section 409A of the Code and makes no undertaking to preclude Section 409A of the Code from applying to any such payment.

11. Nontransferability of RSUs. The RSUs granted hereunder may not be transferred prior to settlement in any manner other than by will, by the laws of descent and distribution or by instrument to a testamentary trust in which the RSUs are to be passed to beneficiaries upon the death of the trustor (settlor) or a revocable trust, or by gift to “immediate family” as that term is defined in 17 C.F.R. 240.16a-1(e). The terms of this RSU Award Agreement shall be binding upon the executors, administrators, successors and assigns of the Grantee.

12. Market Standoff Agreement. The Grantee agrees that, subject to any early release provisions that apply pro rata to stockholders of the Company according to their holdings of common stock of the Company (determined on an as-converted into common stock basis), the Grantee will not, for a period of up to one hundred eighty (180) days (plus up to an additional thirty five (35) days to the extent reasonably requested by the Company or such underwriter(s) to accommodate regulatory restrictions on the publication or other distribution of research reports or earnings releases by the Company, including NASD and NYSE rules) following the effective date of an IPO, directly or indirectly sell, offer to sell, grant any option for the sale of, or otherwise dispose of any Common Stock or securities convertible into common stock of the Company, except for: (i) sales of any securities to be included in the registration statement for the IPO or (ii) in the event that the Administrator does not permit share withholding under Section 8 hereof, sales of a number of Shares (rounded up to the nearest whole share) with a Fair Market Value equal to the withholding obligation. For the avoidance of doubt, the provisions of this Section shall only apply to the IPO. In order to enforce the foregoing covenant, the Company shall have the right to place restrictive legends on the certificates representing the Shares subject to this Section and to impose stop transfer instructions with respect to the Shares until the end of such period. The Grantee further agrees to enter into any agreement reasonably required by the underwriters to implement the foregoing restrictions on transfer. For the avoidance of doubt, the foregoing provisions of this Section shall not apply to any registration of securities of the Company (a) under an employee benefit plan or (b) in a merger, consolidation, business combination or similar transaction.

13. Rights as a Stockholder.

(a) The Grantee shall not have any of the rights of a stockholder with respect to any Shares including any voting rights or any rights to dividends or other distributions, unless and until Shares are issued to the Grantee. Subject to the terms and conditions of this RSU Award Agreement, the Grantee will have all of the rights of a stockholder of the Company with respect to the Shares from and after the date that Shares are issued to the Grantee pursuant to Section 3 of this RSU Award Agreement, until such time as the Grantee disposes of the Shares.

14. Restrictive Legends and Stop-Transfer Orders.

(a) Legends. The Grantee understands and agrees that the Company will place the legends set forth below or similar legends on any stock certificate(s) evidencing the Shares, together with any other legends that may be required by state or U.S. Federal securities laws, the Company’s Certificate of Incorporation or Bylaws, any other agreement between the Grantee and the Company, or any agreement between the Grantee and any third party (and any other legend(s) that the Company may become obligated to place on the stock certificate(s) evidencing the Shares under the terms of any agreement to which the Company is or may become bound or obligated):

(i) THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A MARKET STANDOFF RESTRICTION AS SET FORTH IN A CERTAIN RESTRICTED STOCK UNIT AGREEMENT BETWEEN THE ISSUER AND THE ORIGINAL HOLDER OF THESE SHARES, A COPY OF WHICH MAY BE OBTAINED AT THE PRINCIPAL OFFICE OF THE ISSUER. AS A RESULT OF SUCH AGREEMENT, THESE SHARES MAY NOT BE TRADED PRIOR TO UP TO 180 DAYS (AND POSSIBLY LONGER) AFTER THE EFFECTIVE DATE OF CERTAIN PUBLIC OFFERINGS OF THE COMMON STOCK OF THE ISSUER HEREOF. SUCH RESTRICTION IS BINDING ON TRANSFEREES OF THESE SHARES.

(b) Stop-Transfer Instructions. The Grantee agrees that, to ensure compliance with the restrictions imposed by this RSU Award Agreement, the Company may issue appropriate “stop-transfer” instructions to its transfer agent, if any, and if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records.

(c) Refusal to Transfer. The Company will not be required (i) to transfer on its books any Shares that have been sold or otherwise transferred in violation of any of the provisions of this RSU Award Agreement or (ii) to treat as owner of such Shares, or to accord the right to vote or pay dividends to any purchaser or other transferee to whom such Shares have been so transferred.

15. General Provisions

(a) Interpretation. Any dispute regarding the interpretation of this RSU Award Agreement shall be submitted by the Grantee or the Company to the Administrator for review. The resolution of such a dispute by the Administrator shall be final and binding on the Company and the Grantee.

(b) Entire RSU Award Agreement. This RSU Award Agreement and the Plan constitute the entire agreement of the parties with respect to the subject matter hereof and supersede all prior undertakings and agreements with respect to such subject matter.

16. Notices. Any and all notices required or permitted to be given to a party pursuant to the provisions of this RSU Award Agreement will be in writing and will be effective and deemed to provide such party sufficient notice under this RSU Award Agreement on the earliest of the following: (i) at the time of personal delivery, if delivery is in person; (ii) at the time an electronic confirmation of receipt is received, if delivery is by email; (iii) one (1) business day after deposit with an express overnight courier for United States deliveries, or two (2) business days after such deposit for deliveries outside of the United States, with proof of delivery from the courier requested; or (iv) three (3) business days after deposit in the United States mail by certified mail (return receipt requested) for United States deliveries. Any notice for delivery outside the United States will be sent by email, facsimile or by express courier. Any notice not delivered personally or by email will be sent with postage and/or other charges prepaid and properly addressed to the Grantee at the last known address on the books of the Company, or at such other address as such other party may designate by one of the indicated means of notice herein to the other parties hereto or, in the case of the Company, to it at its principal place of business. Notices to the Company will be marked “Attention: General Counsel.”

17. Successors and Assigns. The Company may assign any of its rights under this RSU Award Agreement. This RSU Award Agreement shall be binding upon and inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth herein, this RSU Award Agreement shall be binding upon the Grantee and the Grantee’s heirs, executors, administrators, legal representatives, successors and assigns.

18. Governing Law. This RSU Award Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware, without giving effect to that body of laws pertaining to conflict of laws.

19. Further Assurances. The parties agree to execute such further documents and instruments and to take such further actions as may be reasonably necessary to carry out the purposes and intent of this RSU Award Agreement.

20. Titles and Headings. The titles, captions and headings of this RSU Award Agreement are included for ease of reference only and will be disregarded in interpreting or construing this RSU Award Agreement. Unless otherwise specifically stated, all references herein to “sections” and “exhibits” will mean “sections” and “exhibits” to this RSU Award Agreement.

21. Counterparts. This RSU Award Agreement may be executed in any number of counterparts, each of which when so executed and delivered will be deemed an original, and all of which together shall constitute one and the same agreement.

22. Severability. If any provision of this RSU Award Agreement is determined by any court or arbitrator of competent jurisdiction to be invalid, illegal or unenforceable in any respect, such provision will be enforced to the maximum extent possible given the intent of the parties hereto. If such clause or provision cannot be so enforced, such provision shall be stricken from this RSU Award Agreement and the remainder of this RSU Award Agreement shall be enforced as if such invalid, illegal or unenforceable clause or provision had (to the extent not enforceable) never been contained in this RSU Award Agreement. Notwithstanding the forgoing, if the value of this RSU Award Agreement based upon the substantial benefit of the bargain for any party is materially impaired, which determination as made by the presiding court or arbitrator of competent jurisdiction shall be binding, then both parties agree to substitute such provision(s) through good faith negotiations.

23. Amendment. No amendment or modification hereof shall be valid unless it shall be in writing and signed by all parties hereto.

24. Addendum. Notwithstanding the provisions in this RSU Award Agreement, if the Grantee resides and/or works outside the United States, as determined by the Company, the RSUs shall be subject to the special terms and conditions set forth in the addendum to this RSU Award Agreement (the “Addendum”). Moreover, if the Grantee relocates to one of the jurisdictions included in the Addendum, the special terms and conditions for such jurisdiction will apply to the RSUs to the extent the Company determines that the application of such terms and conditions is necessary or advisable for legal or administrative reasons. The Addendum constitutes a part of this RSU Award Agreement.